- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               LDI CORPORATION
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               LDI CORPORATION
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                            [LDI CORPORATION LOGO]
                               LDI CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON OCTOBER 6, 1995

        Notice is hereby given that the annual meeting of stockholders of LDI Corporation (the "Company") will be held at the Hilton Cleveland South, 6200 Quarry Lane (Route I-77 at Rockside Road), Independence, Ohio, on Friday, October 6, 1995, at 10:00 a.m. Eastern daylight time, for the following purposes:

        1. To elect two directors, each to serve for a term of three years and until his successor is duly elected and qualified;

        2. To approve the Company's stock option plan for non-employee directors;

        3. To approve an amendment to the Company's employee stock option plan; and

        4. To transact such other business as may properly come before the meeting.

        Only stockholders of record at the close of business on August 17, 1995, will be entitled to notice of and to vote at said meeting or any adjournments thereof.

                                        By Order of the Board of Directors


                                        FRANK G. SKEDEL
                                        Executive Vice President and Secretary

August 29, 1995

- --------------------------------------------------------------------------------
STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

- --------------------------------------------------------------------------------

                            [LDI CORPORATION LOGO]
                               LDI CORPORATION
                       4770 Hinckley Industrial Parkway
                            Cleveland, Ohio  44109


                               Proxy Statement

                                   _______


        This proxy statement is furnished in connection with the solicitation of proxies for use at the annual meeting of stockholders of LDI Corporation, a Delaware corporation (the "Company"), to be held on Friday, October 6, 1995, at 10:00 a.m., Eastern daylight time, at the Hilton Cleveland South, 6200 Quarry Lane (Route I-77 at Rockside Road), Independence, Ohio, and at any adjournments thereof. This statement and the accompanying notice and proxy, together with the Company's Annual Report to Stockholders for the year ended January 31, 1995, are first being sent to stockholders on or about August 29, 1995.

        The close of business on August 17, 1995, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. At that date, the Company had outstanding 6,763,957 shares of common stock, $.01 par value, each of which will be entitled to one vote.

                            ELECTION OF DIRECTORS

        At the meeting, shares of common stock represented by proxies, unless otherwise specified, will be voted for the election of the two nominees hereinafter named, each to serve for a term of three years expiring at the Annual Meeting of Stockholders to be held in 1998 and until his successor is duly elected and qualified. If, by reason of death or other unexpected occurrence, either or both of the nominees should not be available for election, the proxies will be voted for the election of such substitute nominee(s) as the Board of Directors may propose. In accordance with the By-Laws of the Company, the Board of Directors has increased the number of directors from six to eight. One vacancy will remain in the Board, in Class II (term expiring in 1998).

        The reason for fixing the number of directors at a higher number than those to be elected is that the Company believes it desirable to have the vacancy available to be filled by the directors should a person who could make a valuable contribution as a director become available during the year. The Company intends to add another outside director to the Board of Directors when a suitable person is identified and has agreed to serve, but no candidate has been considered and approved by the Board. Although the By-Laws of the Company give the Board of Directors the right to increase the number of directors at any time (up to a total Board of 15 members) and to fill the resulting vacancies, the Board considered it preferable to specifically create this vacancy prior to the Annual Meeting of Stockholders and to advise the stockholders that the Board expects to appoint an additional director.

        Proxies cannot be voted at the meeting for more than two persons. The holders of the Company's common stock have no cumulative voting rights in the election of directors. Broker non-votes and abstaining votes will not be counted in favor of, or against, the election of any nominee. Directors are elected by a plurality vote, with the two candidates receiving the highest number of votes being elected. The following information is set forth with respect to each person nominated for election as a director, each of whom is currently a director, and with respect to the directors of the Company whose terms of office will continue after the meeting.

                                            NOMINEES FOR ELECTION AT THE ANNUAL MEETING
                                                                     OFFICES HELD AND                 DIRECTOR          TERM
                           NAME                  AGE                BUSINESS EXPERIENCE                 SINCE          EXPIRES
                           ----                  ---                -------------------                 -----          -------
               Scott S. Cowen (1)                48      Dean   of  the   Weatherhead  School  of       1989            1998
                                                         Management  at   Case  Western   Reserve
                                                         University since July 1984.

               Thomas A. Cutter                  53      Member  of  Capstone Management  Ltd., a       1986            1998
                                                         privately-owned  real estate  investment
                                                         and  management company,  since  October
                                                         1994;   Vice    Chairman   and    Senior
                                                         Executive Vice President of the  Company
                                                         from  February  1989 through  May  1994;
                                                         Senior   Vice   President   of   Leasing
                                                         Dynamics,  Inc.  from December  1983  to
                                                         May 1991.

                                   DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE ANNUAL MEETING
                                                                     OFFICES HELD AND                 DIRECTOR          TERM
                           NAME                  AGE                BUSINESS EXPERIENCE                 SINCE          EXPIRES
                           ----                  ---                -------------------                 -----          -------
               Floyd S. Robinson (2)             48      President  and Chief  Executive  Officer       1994            1997
                                                         of   the  Company   since  August  1994;
                                                         President-Business Equipment  Finan-cing
                                                         of  USL  Capital  from  January 1992  to
                                                         July   1994;    President   and    Chief
                                                         Operating   Officer  of   Fleet   Credit
                                                         Corporation from 1986 to January 1992.

               Robert S. Kendall                 56      Chairman, President and Director of  CPS       1986            1996
                                                         Capital,    Ltd.,   a    privately-owned
                                                         mergers     and     acquisitions     and
                                                         institutional    investments    company,
                                                         since  September  1994; Chairman  of the
                                                         Company  since   February  1989;   Chief
                                                         Executive  Officer  of the  Company from
                                                         February 1989  to July  1994;   Chairman
                                                         of  Leasing  Dynamics,  Inc.  from  July
                                                         1989 to May 1991.

               Michael R. Kennedy                53      Chairman,  Chief Executive  Officer  and       1986            1996
                                                         Director  of  MRK Technologies,  Ltd., a
                                                         privately-owned   computer   sales   and
                                                         service   company,  since   June   1994;
                                                         President  and Chief  Operating  Officer
                                                         of  the  Company  from February  1989 to
                                                         May  1994;  Executive Vice  President of
                                                         Leasing  Dynamics,  Inc.  from  February
                                                         1972 to May 1991.

               Norton W. Rose (3)                66      Vice  Chairman  and  Director  of   Blue       1994            1997
                                                         Coral, Inc., a privately-owned  consumer
                                                         chemical  company,   and  Chairman   and
                                                         Director  of Premier  Travel Partners, a
                                                         privately-owned

                                                                     OFFICES HELD AND                 DIRECTOR          TERM
                           NAME                  AGE                BUSINESS EXPERIENCE                 SINCE          EXPIRES
                           ----                  ---                -------------------                 -----          -------
                                                         travel management  company, since  1991;
                                                         Vice   President   of   Creativity   Art
                                                         Activities Inc.,  a privately-owned  toy
                                                         company,  since January  1994;  Chairman
                                                         of   Action   Auto  Rental,   Inc.,   an
                                                         automobile    leasing   company,    from
                                                         November  1991  to  January  1993;  Vice
                                                         Chairman of  Progressive Corporation,  a
                                                         liability    and   casualty    insurance
                                                         company, from 1985 to August 1990.

               William R. Seelbach (4)           47      Chairman and Chief Executive Officer  of       1995            1996
                                                         Inverness     Castings     Group,     an
                                                         independent die  casting company,  since
                                                         1988.

- ---------------
(1)     Mr. Cowen is also a director of American Greetings Corporation, Cyberex Corporation, FabriCenters of America, Inc.,
        Premier Industrial Corporation, Society Corporation, Forest City Enterprises, Inc. and Weatherhead Industries, Inc.
        and is on the Board of Advisors of Charles Fradin, Inc./Copley Industries.

(2)     Mr. Robinson is also a director of Rockford Industries, Inc.

(3)     Mr. Rose is also a director of Telxon Corporation, Cohesant Technologies and Specialty Chemical Resources, Inc.  Action
        Auto Rental, Inc. filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code on January 28, 1993.

(4)     Mr. Seelbach is also a director of Lumitex, Inc. He was elected a director of the Company on August 2, 1995 to fill the
        Class III vacancy created by an increase in the number of directors.  An involuntary petition under Chapter 11 of the
        Bankruptcy Code was filed against Inverness Castings Group on March 23, 1994, which petition was dismissed by the court on
        April 14, 1994.

THE BOARD OF DIRECTORS; COMMITTEES AND ATTENDANCE

        The Board of Directors held eight meetings during the year ended January 31, 1995. The compensation committee, charged with reviewing and establishing compensation policies for the Company's executive officers, currently consists of Messrs. Cowen and Rose. Messrs. Cowen and Rose also are the current members of the Board's audit committee, which is charged with (i) assuring that appropriate organization, policies, internal controls and systems are in place with respect to audit, accounting and financial reporting matters;
(ii) providing an independent channel to receive appropriate communication from employees and the Company's independent auditors; (iii) reviewing the scope and performance of the Company's annual financial audit and recommending to the Board the retention of the Company's independent auditors; and (iv) performing such other functions as are assigned to it by the Board of Directors from time to time. The compensation committee does not hold formal meetings, but frequently met on an informal basis and acted by written consent during the last fiscal year. The audit committee met three times during the last fiscal year. During the year, each Director attended at least 75% of the meetings of the Board and of the committees on which he serves.

                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of July 31, 1995, certain information with regard to the beneficial ownership of the Company's common stock by each holder of more than five percent of the Company's outstanding common stock, each director of the Company, each nominee for election as a director of the Company, each of the current executive officers of the Company set forth in the Summary Compensation Table and all directors and executive officers of the Company as a group.

                                             NAME OF                                      AMOUNT                PERCENT
                                         BENEFICIAL OWNER                         BENEFICIALLY OWNED (1)        OF CLASS
                                         ----------------                         ----------------------        --------
                     Floyd S. Robinson                                                  15,000 (2)                 *
                     Scott S. Cowen                                                   15,633 (3)(4)                *

                     Thomas A. Cutter                                                 876,900 (5)(6)             12.96%
                     Robert S. Kendall                                               1,122,168 (5)(7)            16.59%
                     Michael R. Kennedy                                              1,011,262 (5)(8)            14.95%
                     Norton W. Rose                                                     2,500 (4)                  *

                     William R. Seelbach                                                    0                      *
                     Frank G. Skedel                                                  40,848 (9)(10)               *
                     Mont C. Hollingsworth                                            23,341 (9)(10)               *
                     John S. Rainsberger                                                9,560 (9)                  *

                     Dimensional Fund Advisors Inc.                                    419,876 (11)              6.21%
                     Olympus Private Placement Fund, L.P.                             1,574,803 (12)             18.89%
                     The TCW Group, Inc.                                               579,500 (13)              8.57%
                     Tweedy, Browne Company L.P. and Related Parties                   464,720 (14)              6.87%

                     All Directors and executive
                       officers as a group (13 persons)                               3,130,457 (15)             45.86%

- ------
* Less than 1%
(1)      Beneficial ownership includes having or sharing voting power or dispositive power of the securities.

(2) Consists of shares originally issued as restricted stock, all of which vested on July 19, 1995.

(3) Includes 10,500 shares issuable upon the exercise of options to purchase common stock. Also includes 1,050 shares held by Marjorie Cowen, his spouse, as to which shares Mr. Cowen disclaims any beneficial ownership.

(4) Does not include shares issuable upon the exercise of options to purchase common stock granted pursuant to the Stock Option Plan for Non-Employee Directors being submitted to the stockholders for approval.

(5) Messrs. Kendall, Kennedy and Cutter and certain other stockholders of the Company are parties to a Stockholders Agreement (the "Stockholders Agreement") pursuant to which the parties thereto have agreed to vote all of the shares held by them in the same manner as a majority of the shares held by Messrs. Kendall, Kennedy and Cutter. An aggregate of 3,351,520 shares of common stock, or approximately 49.82% of the shares outstanding, are subject to the Stockholders Agreement.

(6) Includes 766,964 shares held by Margaret Cutter, his spouse, and 49,215 shares held by a foundation of which Mr. Cutter is trustee, as to all of which shares he disclaims any beneficial ownership.

(7) Includes 1,050,000 shares held by CPS Capital, Ltd., of which Mr. Kendall is the principal member. Also includes 56,471 shares held by a foundation of which Mr. Kendall is trustee, as to which shares he disclaims beneficial ownership.

(8) Includes 8,000 shares held by a foundation of which Mr. Kennedy is trustee. Does not include 96,906 shares held of record by National City Bank as trustee of an irrevocable trust established by Mr. Kennedy for the benefit of his children. Mr. Kennedy disclaims beneficial ownership of all of such shares.

(9) Includes shares held under the LDI Corporation Retirement Savings Plan. Also includes 27,410 shares of common stock issuable to Mr. Skedel, 13,592 shares issuable to Mr. Hollingsworth and 9,560 shares issuable to Mr. Rainsberger upon the exercise of options to purchase common stock granted pursuant to the LDI Corporation Employee Stock Option Plan, which options are exercisable within 60 days of July 31, 1995.

(10) Includes 7,500 shares of restricted stock issued to Mr. Skedel and 4,000 shares of restricted stock issued to Mr. Hollingsworth. Such shares will vest in equal installments in June 1996 and June 1997.

(11) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 419,876 shares, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. This information is as of December 31, 1994 and was obtained from a Schedule 13G field by Dimensional with the Securities and Exchange Commission on or about February 9, 1995.

(12) Consists of shares issuable upon the exercise of outstanding warrants to purchase common stock.

(13) This information was obtained from a Schedule 13G filed by The TCW Group, Inc. with the Securities and Exchange Commission on or about February 10, 1995.

(14) This information was obtained from a Schedule 13G filed by Tweedy, Browne Company L.P. ("TBC"), TBK Partners, L.P. and Vanderbilt Partners, L.P. with the Securities and Exchange Commission on or about July 13, 1995. Includes shares held by TBC in customer accounts, as to which shares all three parties disclaim beneficial ownership.

(15) Includes shares held under the LDI Corporation Retirement Savings Plan. Includes 52,402 shares of common stock issuable to all executive officers as a group upon the exercise of options to purchase common stock granted pursuant to the LDI Corporation Employee Stock Option Plan, which options are exercisable within 60 days of July 31, 1995. Includes 21,500 shares of restricted stock issued to all executive officers as a group, which shares will vest in equal installments in June 1996 and June 1997.

        The address of each of the persons shown in the preceding table who are the beneficial owners of more than five percent of the outstanding shares of the Company's outstanding common stock, as of July 31, 1995, is as follows:
Mr. Kendall and CPS Capital, Ltd., Suite 1510, 1801 East Ninth Street, Cleveland, Ohio 44114; Mr. Kennedy, 30700 Carter Street, Solon, Ohio 44139; Mr. Cutter, 29299 Clemens Road, Suite 1K, Westlake, Ohio 44145; Olympus Private Placement Fund, L.P., Metro Center, One Station Place, Stamford, Connecticut 06902; Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401; The TCW Group, Inc., 865 South Figueroa Street, Los Angeles, California 90017; and Tweedy, Browne Company L.P., 52 Vanderbilt Avenue, New York, New York 10017.

        The Company is required to identify any officer or director who failed to timely file with the Securities and Exchange Commission a required report relating to ownership and changes in ownership of the Company's equity securities. Based on material provided to the Company, it believes that during the year ended January 31, 1995, all such filing requirements were complied with by its officers and directors, except that the Form 3 filed for Mr. Robinson upon his joining the Company reported only his initial stock options and failed to include shares of restricted stock awarded to him. This omission was discovered in the preparation of his annual Form 5, and the restricted stock was included on that Form. In addition, annual Form 5 reports were filed late for four executive officers to reflect shares allocated to them in the LDI Stock Fund of the LDI Corporation Retirement Savings Plan.

                                                      EXECUTIVE COMPENSATION

The following information is set forth with respect to the Company's Chief Executive Officer and certain other persons who served as executive officers of the Company during the year ended January 31, 1995.

                                                  I.  SUMMARY COMPENSATION TABLE
                                                   ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                                                   -------------------                      ----------------------
                                                                                                    AWARDS
                                                                                                    ------
                                                                                 OTHER      RESTRICTED
                                               YEAR                             ANNUAL         STOCK      OPTIONS/     ALL OTHER
                                               ENDED     SALARY     BONUS    COMPENSATION     AWARDS        SARS      COMPENSATION
               NAME AND PRINCIPAL POSITION(1)  JAN. 31    ($)        ($)        ($)(2)          ($)          (#)         ($)(5)
               ------------------------------  -----    --------  --------      -------     ----------     --------      -------
               Floyd S. Robinson                1995    188,970    50,000       53,172      54,375 (3)     250,000(4)      - 0 -
                 President and Chief
                 Executive Officer

               Robert S. Kendall                1995    173,131     - 0-          N/A          - 0 -         - 0 -        53,318
                 Chairman of the Board and      1994    371,153    65,025         N/A          - 0 -        10,000         6,189
                 former                         1993    275,000   337,450         N/A          - 0 -         - 0 -        17,470
                 Chief Executive Officer

               Frank G. Skedel                  1995    160,000    50,000       27,322         - 0 -         - 0 -         5,098
                 Executive Vice President       1994    160,000    46,000         N/A          - 0 -        10,000         4,701
                 and                            1993    160,000    49,500         N/A          - 0 -         - 0 -        15,059
                 Chief Financial Officer

               John  S. Rainsberger             1995    172,352    16,817         N/A          - 0 -         - 0 -         2,565
                 Vice President--Sales

               Mont C. Hollingsworth            1995    100,275    37,500         N/A          - 0 -         - 0 -         2,578
                 Senior Vice President and      1994     93,934    21,000         N/A          - 0 -        10,000         2,506
                 Controller                     1993     98,798    19,000         N/A          - 0 -         - 0 -         8,325

               Benjamin W. Cannon               1995    122,195   129,000         N/A          - 0 -         - 0 -         6,025
                 Former Vice President and      1994    199,236    31,000         N/A          - 0 -        10,000         5,115
                 General Counsel                1993    168,152    23,250         N/A          - 0 -         - 0 -        10,876

               William G. Zenallis              1995    160,000    30,986         N/A          - 0 -         - 0 -         5,083
                 Vice President--National       1994    168,101    36,074         N/A          - 0 -        10,000         5,022
                 Sales                          1993    159,660     - 0 -         N/A          - 0 -         - 0 -        12,374

- ----------
(1)     Because of executive changes during the year ended January 31, 1995, more than five officers are included in this table.
        Messrs.  Robinson and Kendall both served as Chief Executive Officer during the year.  Messrs. Skedel, Rainsberger and
        Hollingsworth are the next three highest paid persons who were executive officers at the end of the fiscal year.  Messrs.
        Cannon and Zenallis were executive officers during the year and would have been among the five highest paid executive officers if they had remained as executive officers at the end of the year.  Because Messrs. Robinson and Rainsberger were not executive officers of the Company during the fiscal years ended January 31, 1994 or 1993, no information is provided for them as to those years.

(2)     The amount set forth in this column for Mr. Robinson consists almost entirely of relocation expenses of Mr. Robinson and his family paid or reimbursed by the Company.  The amount for Mr. Skedel represents club membership expenses paid or reimbursed by the Company. Certain other executive officers were reimbursed for club membership expenses and other business perquisites in amounts that are less than the reporting thresholds established by the Securities and Exchange Commission.

(3) Consists of 15,000 shares originally issued as restricted stock, all of which vested on July 19, 1995. The value of the shares is calculated at the value on January 31, 1995.

(4) The options were granted to Mr. Robinson on July 19, 1994 and have an exercise price of $3.75 per share. They will vest in 20% installments on July 19 in each of the years 1995 through 1999, except that they will vest 100% upon any change in control (as defined) of the Company.

(5) Consists of amounts contributed by the Company under the LDI Corporation Retirement Savings Plan and the LDI Corporation Pension Plan and Trust, except that the amount for Mr. Kendall includes severance payments to Mr. Kendall of $52,877 during the year ended January 31, 1995 (see "Employment Agreements and Arrangements with Respect to Severance Compensation").

                                              II.  OPTION GRANTS IN LAST FISCAL YEAR
                                                                                        POTENTIAL REALIZABLE VALUE AT
                                                                                            ASSUMED ANNUAL RATES OF
                                                                                        STOCK PRICE APPRECIATION FOR
                                        INDIVIDUAL GRANTS                                       OPTION TERM
- --------------------------------------------------------------------------------------  ---------------------------
                           NUMBER OF
                          SECURITIES     PERCENT OF TOTAL
                          UNDERLYING     OPTIONS GRANTED   EXERCISE OR
                            OPTIONS      TO EMPLOYEES IN    BASE PRICE   EXPIRATION
       NAME (1)           GRANTED (#)      FISCAL YEAR        ($/SH)        DATE         5% ($)        10% ($)
- ----------------------  ---------------  ---------------  ------------  -------------  -----------  ---------------
Floyd S. Robinson           250,000            100%           $3.75       7/20/2003     $447,625     $1,072,125

(1)     No options were granted during the year ended January 31, 1995 to any of the other persons named in the
        Summary Compensation Table.

                                     III.  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF                            VALUE OF UNEXERCISED
                                                       UNEXERCISED OPTIONS                      "IN-THE-MONEY" OPTIONS
                                                     AT JANUARY 31, 1995 (#)                    AT JANUARY 31, 1995 ($)
                                              --------------------------------------   -----------------------------------------
                              NAME              EXERCISABLE          UNEXERCISABLE       EXERCISABLE             UNEXERCISABLE
                              ----              -----------          -------------       -----------             -------------
                   Floyd S. Robinson               - 0 -              250,000                 - 0 -                - 0 -
                   Robert S. Kendall               - 0 -                - 0 -                 - 0 -                - 0 -
                   Frank G. Skedel                 27,410              13,250                 - 0 -                - 0 -

                   John S. Rainsberger             9,560                9,890                 - 0 -                - 0 -
                   Mont C. Hollingsworth           13,592               9,575                 - 0 -                - 0 -
                   Benjamin W. Cannon              - 0 -                - 0 -                 - 0 -                - 0 -
                   William G. Zenallis             7,880                9,470                 - 0 -                - 0 -

COMPENSATION OF DIRECTORS

        Each member of the Board of Directors who is not an employee of the Company receives an annual director's fee of $16,000 ($32,000 for the Chairman). In addition, each such director receives $1,000 ($2,000 for the Chairman) for attendance at each meeting of the Board and each meeting of a committee thereof not held in conjunction with a Board meeting, plus reimbursement of expenses incurred in attending any such meeting.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        The Company's objective in developing its compensation plans for its executive officers is to reflect, to the extent most equitable, the best interests of both the Company's stockholders and the Company's executive officers, and to align their financial interests in the success of the Company.

        During the fiscal year ended January 31, 1995, cash bonuses (but not stock options or restricted stock) were awarded to certain senior managers and executives in accordance with the incentive plans described below. Additional cash bonuses were awarded to certain executives and other employees of the Company based initially upon the recommendations of their supervisors and, in many cases, upon the extraordinary time and efforts such individuals had expended in connection with the Company's Strategic Business Plan and related matters over the course of the year. Certain employees were also recognized for significant achievements throughout the year unrelated to the Strategic Business Plan. No compensation was paid during the fiscal year ended January 31, 1995 under the incentive component of the plan in effect for Messrs. Kendall, Kennedy and Cutter prior to the entering into of the severance agreements with them described below under "Employment Agreements and Arrangements with Respect to Severance Compensation."

        The compensation of Mr. Robinson, the President and Chief Executive Officer, is determined in accordance with his employment agreement with the Company (see "Employment Agreements and

Arrangements with Respect to Severance Compensation"). The salary and benefits provided for in that agreement were structured to permit the Company to attract a highly qualified individual with extensive experience in the equipment leasing industry. As with other executives of the Company, the Compensation Committee of the Board of Directors recommended that a substantial portion of Mr. Robinson's compensation be in the form of stock options, restricted stock and bonuses, thus tying his total compensation to his performance and the resulting success of the Company.

        The Company currently has incentive programs under which stock can be awarded to executive officers as well as to other employees. These programs are the LDI Corporation Employee Stock Option Plan and the LDI Corporation Restricted Stock Plan. The Stock Option Plan is described elsewhere in this proxy statement (see "Proposal to Approve the Amendment of the Employee Stock Option Plan").

        Effective May 1, 1994, the Compensation Committee adopted two incentive compensation plans setting forth parameters for the granting of cash bonuses, stock options and restricted stock to certain senior executives. The Performance and Long-Term Incentive Plan applies to from ten to twenty key senior managers of the Company, and at July 31, 1995, twelve managers were covered. Under this plan, each covered employee is eligible for an annual cash bonus, payable quarterly, of 5% to 20% of the employee's base annual salary, depending upon the achievement of certain quarterly objectives as approved by the President and Chief Executive Officer. Each covered employee will also be granted, during the current fiscal year, options to purchase up to 6,000 shares of Common Stock of the Company, with the options vesting over a three-year period. The Compensation Committee will reevaluate the granting of further options annually.

        The second plan, the Senior Executive Incentive Program, applies to up to ten key senior executives. At July 31, 1995, four executive officers were covered. Under this plan, each covered executive is eligible to receive an annual cash bonus of up to 35% of base annual compensation, annual grants of restricted stock of up to 10,000 shares, vesting over a two-year period, and annual grants of options to purchase between 10,000 and 20,000 shares of Common Stock, vesting over a three-year period. The amounts awarded are based upon the Company's achievement of performance goals (such as return on equity, return on assets, cash flow and profit) as recommended by the President and Chief Executive Officer (who is not covered by the Senior Executive Incentive Program) and approved by the Compensation Committee.

        The Compensation Committee believes that these two incentive compensation plans, as well as the other incentive and bonus arrangements available to employees of the Company, satisfy the goal of providing the Company's key employees with clear incentives to perform their individual jobs to the best of their abilities and, in the case of the executives under the Senior Executive Incentive Program, to aggressively and responsibly play a key role in the success of the Company.

                                                COMPENSATION COMMITTEE
                                                OF THE BOARD OF DIRECTORS

                                                Scott S. Cowen
                                                Norton W. Rose

                              PERFORMANCE GRAPH

        The following graph compares the performance of the Company's common stock with that of the NASDAQ composite stock index, a line-of-business peer group and the line-of-business peer group formerly used by the Company.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

     AMONG LDI CORPORATION, THE NASDAQ STOCK MARKET INDEX AND PEER GROUPS



                        1/90            1/91            1/92            1/93            1/94            1/95
LDI CORPORATION         100              75             109              51              54              27
OLD PEER GROUP          100             103             158             179             204             195
NEW PEER GROUP          100             103              93              76             117             117
NASDAQ STOCK MRKT - US  100             102              89              80             122             128

(1)     The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on January 31, 1990 in each of LDI Corporation, the NASDAQ Composite Index and the two peer groups, with the investment weighted on the basis of market capitalization.  The total cumulative dollar returns shown on the graph represent the value that such investments would have had on January 31, 1995.

(2)     The line-of-business peer group (the "new peer group") consists of Comdisco, Inc., Amplicon, Inc.,
        Capital Associates, Inc., Leasing Solutions and Sunrise Leasing, each of which is engaged in the equipment leasing industry as a substantial part of its business.  The line-of-business peer group used by the Company in previous years (the "old peer group") consisted of Comdisco, Amplicon,
        Capital Associates, Electro Rent Corp. and HPSC, Inc.

                 EMPLOYMENT AGREEMENTS AND ARRANGEMENTS WITH
                      RESPECT TO SEVERANCE COMPENSATION

        The Company has entered into an employment agreement with Mr. Robinson providing for an annual base salary of $350,000, a bonus of $50,000 payable upon commencement of his employment and a guaranteed bonus of $100,000 in respect of the fiscal year ended January 31, 1995. For subsequent fiscal years, Mr. Robinson will be entitled to participate in a bonus plan providing for an annual bonus based upon performance goals to be determined by the Board of Directors, such bonus not to exceed the amount of the base salary. The agreement also provides for Mr. Robinson to be granted options to purchase a total of 750,000 shares of common stock. One third of the options were granted on July 19, 1994, one third of the options were granted on July 19, 1995, and the remaining options will be granted on July 19, 1996, in each case at the market value of the common stock on those dates. If Mr. Robinson's employment is terminated other than for cause (as defined), he will be entitled to payments equal to the sum of (i) his base salary for the remaining term of the agreement, but not less than twelve months, plus (ii) an amount equal to the average of the annual bonuses paid to him prior to termination of his employment. In addition, he will be entitled to continuation of medical benefits.

        The Company has entered into an employment agreement with another officer under which he is entitled to similar payments upon such termination of employment, and has entered into an employment agreement with a third officer under which he is entitled to payments similarly calculated, but based upon a six-month period rather than a twelve-month period. The Company has entered into employment agreements with each of Messrs. Skedel and Hollingsworth which provide for severance compensation aggregating between $100,000 and $300,000 depending on the circumstances under which the individual terminates his employment with the Company. The individual will also receive medical and dental benefits so long as payments of severance compensation continue or until the individual receives similar benefits from a new employer. The Company had a similar employment agreement with Jerry E. Kish, former Executive Vice President and Chief Financial Officer, under which the Company is paying Mr. Kish severance compensation in the aggregate amount of $300,000 and is maintaining medical and dental benefits.

        The Company has entered into severance agreements with each of Messrs. Kendall, Kennedy and Cutter. These agreements provide for monthly payments of severance compensation to continue through November 1996 for each of Messrs. Kennedy and Cutter and through January 1997 for Mr. Kendall. Payments of severance compensation are contingent upon the former officer fulfilling certain obligations and upon the Company not being in violation of any covenants, representations or warranties under any of its loan agreements. The aggregate amount of severance paid and payable to each of them under these agreements is $450,000. In connection with the refinancing of the Company's senior debt agreements in July, 1995, Messrs. Kendall, Kennedy and Cutter agreed to subordinate their severance payments to the senior debt and to defer the receipt of such payments, beginning July 1995, until the senior debt is repaid in full. When the senior debt is repaid in full, each of them will receive his accrued but deferred payments in a lump sum, together with interest on the deferred amounts, and will receive an accelerated lump sum payment equal to the then present value of the remaining severance payments.

        The Board of Directors approved a severance plan in connection with the Company's reduction in work force announced and implemented during the year ended January 31, 1995. Employees who were designated between March 1 and June 30, 1994 to be part of the reduction received severance payments based on their tenure with the Company and level of responsibility. The amounts of such severance payments were equal to four weeks' pay for each year of service with respect to senior managers and senior directors; two weeks' pay for each year of service with respect to supervisors and managers; and one week's pay for each year of service with respect to non-executives and non-exempt personnel. The amounts of severance payments to executive officers were considered on a case-by-case basis. Affected employees were also entitled to continued medical and dental benefits. Payments of severance were made in lump sums, except for the senior managers, who received their severance amounts in bi- weekly payments, and executives, who received their amounts as determined on a case-by-case basis.

CERTAIN TRANSACTIONS

        During the year ended January 31, 1995, the Company leased office, warehouse and operations space from NCP Ltd. ("NCP"), an Ohio limited partnership, the general partners of which are Messrs. Kendall, Kennedy and Cutter and Jay J. Ross, a former officer of the Company. Jerry E. Kish, a former officer and director of the Company, was a partner of NCP until January 1, 1995, at which date he surrendered his partnership interest back to NCP.
The Company made rental payments to NCP of $355,000 for the year ended January 31, 1995. The Company paid $40,000 to NCP for the year ended January 31, 1995, for building maintenance, consulting services and building management fees.
In connection with the consolidation of the Company's facilities and the sale of certain of its noncore businesses, all of the leases from NCP have been terminated, and the Company has no remaining commitments to NCP for rentals with respect to facilities.

        On May 31, 1994, the Company sold to the predecessor of MRK Technologies, Ltd. ("MRK") substantially all of the assets of a subsidiary and a division of the Company engaged in the businesses of selling computer systems and software and related equipment, network connectivity products and related services. Mr. Kennedy is the Chairman and Chief Executive Officer and one of the principal members of MRK. The purchase price paid by MRK for the assets consisted of cash and short-term notes in the aggregate amount of approximately $8.5 million and a subordinated note in the original principal amount of $2 million payable in installments through 1999. The note is subordinated to certain commercial financing arrangements of MRK, is guaranteed by Mr. Kennedy and is secured by Mr. Kennedy's pledge to the Company of shares of the Company held by him. The unpaid principal amount of the note at July 31, 1995 was $1.5 million. In connection with the sale, the Company leased to MRK certain furniture, fixtures and equipment used in the business. The lease provides for aggregate rentals of approximately $796,000 over a term of thirty-six months and gives MRK the option to purchase the leased equipment at the end of the lease term for a nominal amount.

        On March 31, 1994, the Company sold to Open Software, Inc. substantially all of the assets of the Company's open systems software distribution business. The purchase price consisted of $100,000 in cash and certain percentage amounts based on software revenues during the three months following the closing. Mr. Kennedy was the Chairman and Chief Executive Officer and one of the principal stockholders of Open

Software, Inc., which is now a part of MRK. Michael T. Joseph, who was Senior Vice President of the Company immediately prior to the sale, was the President and Chief Operating Officer of Open Software, Inc.

        During the year ended January 31, 1995, the Company purchased computer equipment for lease to its customers and acquired other products and services from MRK. The aggregate amount of these purchases was $5.3 million, for which the Company owed MRK $145,000 at January 31, 1995. In addition, the Company sold $180,000 of goods and services to MRK during the year. At January 31, 1995, the Company was owed approximately $375,000 from MRK for goods and services and custodial funds held by MRK.

        PROPOSAL TO APPROVE THE OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

        On March 27, 1995, the Board of Directors of the Company adopted the 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), subject to approval by the stockholders of the Company.

        The Directors' Plan is intended to encourage non-employee directors of the Company to acquire or increase their ownership of Common Stock of the Company on reasonable terms, and to foster a strong incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries. The Directors' Plan provides for the granting of non-qualified stock options to purchase an aggregate of 150,000 shares of the Common Stock to current and future non-employee directors of the Company. As of March 27, 1995, the non-employee directors eligible to receive stock options under the Directors' Plan were Scott S. Cowen and Norton W. Rose. Upon his election to the Board of Directors on August 2, 1995, William R. Seelbach became eligible to receive stock options under the Directors' Plan.

        The complete text of the Directors' Plan is attached as Exhibit A to this Proxy Statement. The following summary is qualified in its entirety by reference to Exhibit A.

        Each of the Directors on March 27, 1995 identified above as being eligible to receive stock options under the Directors' Plan was granted an option, subject to stockholder approval of the Directors' Plan, to purchase 10,000 shares of Common Stock. On each third anniversary of such date, each such Director who is still a Director on such date will be granted an option to purchase an additional 10,000 shares of Common Stock. Each Director who joins the Board of Directors after the Directors' Plan was originally adopted will be granted an option, on the first day of his term, to purchase 10,000 shares of Common Stock. On each third anniversary of such date, such Director, if he is still a Director on such date, will be granted an Option to purchase an additional 10,000 shares of Common Stock. If the number of shares available to grant under the Directors' Plan on a scheduled date of grant is insufficient to make all the grants, then each eligible Director will receive an option to purchase a pro rata number of the available shares.

        The option price per share for the options granted on March 27, 1995 was $3.75, and the option price per share for the options granted on August 2, 1995 was $2.375 (in each case, the fair market value of the Common Stock on such date). The option price per share for later grants will be the fair market value of the shares of Common Stock on the date of grant. Under the Directors' Plan, fair market value is generally the closing price of the Common Stock on NASDAQ on the last business day prior to the date on which the value is to be determined.

        The options granted under the Directors' Plan will be exercisable for a term of ten years from the date of grant, subject to earlier termination, and may be exercised 100% after six months from the date of grant.

        In the event that a director ceases to be a member of the Board of Directors (other than by reason of death or disability), an option may be exercised by the director (to the extent the director was entitled to do so at the time he ceased to be a member of the Board of Directors) at any time within three months after he ceases to be a member of the Board of Directors, but not beyond the term of the option. If the director dies or becomes disabled while he is a member of the Board of Directors, an option may be exercised in full by a legatee of the director under his will, or by him or his personal representative or distributees, as the case may be, at any time within twelve months after his death or disability, but not beyond the term of the option; provided, that in the event of a disability, an option may not be exercised prior to the six month anniversary of the date the option was granted. If the director dies within three months after he ceases to be a member of the Board of Directors, an option may be exercised (to the extent the director was entitled to do so at the time he ceased to be a member of the Board of Directors) by a legatee of the director under his will, or by his personal representative or distributees, as the case may be, at any time within twelve months after his death, but not beyond the term of the option.

        Options granted under the Directors' Plan will be subject to adjustment upon a recapitalization, stock split, stock dividend, merger, reorganization, liquidation, extraordinary dividend, or other similar event affecting the Common Stock. Options will not be transferable other than by will or pursuant to the laws of descent and distribution or pursuant to a qualified domestic relations order, and will be exercisable during the lifetime of an option holder only by such holder or his personal representative in the event of disability.

        The Directors' Plan will terminate on March 27, 2005 and options may not be granted under the Directors' Plan after that date although the terms of any option may be amended in accordance with the Directors' Plan at any date prior to the end of the term of such option. Any options outstanding at the time of termination of the Directors' Plan will continue in full force and effect according to the terms and conditions of the option and the Directors' Plan.

        The Directors' Plan may be amended by the Board of Directors, provided that stockholder approval will be necessary if required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and no amendment may impair any of the rights of any holder of an option previously granted under the Directors' Plan without the holder's consent, and provided that certain provisions of the Directors' Plan may not be amended more than once every six months.

        The Directors' Plan will be administered by the Board of Directors. The principal terms of the option grants are fixed in the Directors' Plan. Therefore, the Board of Directors will have no discretion to select which directors receive options, the number of shares of Common Stock subject to such grants, or the exercise price of options.

        The federal income tax consequences to the Company and eligible directors in the Directors' Plan of the grant and exercise of options under currently applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") are as described below.

FEDERAL INCOME TAX CONSEQUENCES

        The issuance of a non-qualified stock option under the Directors' Plan will not result in any taxable income to the recipient director or a tax deduction to the Company at the time it is granted. Generally, a director to whom a non-qualified stock option has been granted will recognize ordinary income on the first date following the date the director exercises the option on which the shares of Common Stock first become transferable and are no longer subject to a substantial risk of forfeiture. On that date, the director will recognize income in an amount equal to the excess of the fair market value of the shares of Common Stock on the date the shares of Common Stock first become transferable or are no longer subject to forfeiture over the option price. For tax purposes, the Common Stock is considered to be non-transferable and subject to a substantial risk of forfeiture as long as the sale of the shares could subject the director to suit under the "short swing profit" rules pursuant to
Section 16(b) of the Exchange Act ("Section 16(b)").

        Alternatively, if the director so elects, he will recognize ordinary income on the date of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock (without taking into account any lapse restrictions) on the date of exercise over the option price.

        The Company is entitled to a tax deduction corresponding to the amount of income recognized by the director as a result of the exercise of an option for the year in which the director recognizes such income for federal income tax purposes.

        Under the Section 16(b) regulations, a director may exercise an option and sell the underlying stock immediately without subjecting himself to suit under the "short swing profit" provisions as long as the director has held the option and/or the underlying Common Stock for an aggregate of six months. If the director exercises a stock option within the first six months following the date of grant (for example, following a change in control that results in the option becoming exercisable during that period), then (except in certain cases involving death or incompetence), taxation will be deferred and the amount of income will be measured six months after the date of grant (unless the director elects to be taxed on the date of exercise) because the sale of the underlying Common Stock before this date could subject the director to suit under the "short swing profit" provisions.

NEW PLAN BENEFITS

        The table below sets forth the benefits that will be received by the non-employee directors if the Directors' Plan is approved by the stockholders. Only non-employee directors will receive stock options under the Directors' Plan.

                                          1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
 NAME AND POSITION                                 DOLLAR VALUE ($)          NUMBER OF UNITS
- -----------------------                         ----------------------     --------------------
Non-employee directors as a group (3 persons)           (a)                     30,000

- -----------------
(a)     The options granted to Messrs. Cowen and Rose under the Directors' Plan were granted at the exercise price of $3.75 per share, and the options granted to Mr. Seelbach under the Directors' Plan were granted at the exercise price of $2.375 per share (in each case, the fair market value of a share of Common Stock on the date of grant). The actual value, if any, that a non-employee director may realize will depend on the excess of the stock price over the exercise price on the date of exercise. As of July 31, 1995, the closing price of a share of Common Stock on NASDAQ was $2.50.

VOTE REQUIRED FOR APPROVAL

        The proposal to approve the Directors' Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE DIRECTORS' STOCK OPTION PLAN.

PROPOSAL TO APPROVE THE AMENDMENT OF THE EMPLOYEE STOCK OPTION PLAN

        The aggregate number of shares with which awards may be made under the LDI Corporation Employee Stock Option Plan (the "Employee Stock Option Plan") currently stands at 1,000,000. The Board of Directors has adopted an amendment to the Employee Stock Option Plan to increase to 1,500,000 the aggregate number of shares of Common Stock with respect to which awards may be made.

        The complete text of the Employee Stock Option Plan, reflecting the amendment described herein, is attached as Exhibit B to this Proxy Statement. The following summary is qualified in its entirety by reference to Exhibit B.

EMPLOYEE STOCK OPTION PLAN

        The Company has adopted the Employee Stock Option Plan, pursuant to which options to purchase up to 1,000,000 shares of Common Stock (which amount will be increased to 1,500,000 shares of Common Stock if the proposal to amend the Plan is approved by the Company's stockholders at the meeting) may be granted. Options will be granted to certain officers and other key management employees of the Company or its subsidiaries who are in a position to contribute substantially to the growth and success of the Company and its subsidiaries. No director who is not an employee of the Company or one of its subsidiaries will be eligible to receive options. Options granted under the Stock Option Plan may be nonqualified or incentive stock options. The exercise prices of options granted under the Stock Option Plan must be at least equal to 100% of the fair market value of the Common Stock at the time the option is granted or 110% of such fair market value at the case of an option granted to an individual who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company. Except as the Compensation Committee of the Board of Directors may determine in connection with a specific grant, the options are exercisable in 20% increments each year beginning one year after the date of grant. On July 20, 1994, 250,000 options to purchase Common Stock were granted to Floyd S. Robinson, President and Chief Executive Officer of the Company. Such options will become exercisable in annual 20% increments beginning July 20, 1995. No other options were granted under the Employee Stock Option Plan during the fiscal year ended January 31, 1995.

        The Employee Stock Option Plan was approved by the Company's Board of Directors at a special meeting of the Board of Directors held on May 20, 1987, and by its stockholders by unanimous written consent dated May 20, 1987, prior to the registration of the Company's Common Stock under Section 12 of the Exchange Act. On April 27, 1995, the Board of Directors adopted an amendment to the Employee Stock Option Plan to increase to 1,500,000 the aggregate number of shares of Common Stock with respect to which awards may be made, subject to further adjustment for stock dividends, stock splits and other changes in the Company's capital structure. Common Stock that is not purchased under an option which has terminated or lapsed may be used for the further grant of options under the Employee Stock Option Plan.

        Stockholder approval of the amendment to the Employee Stock Option Plan is being sought to continue the qualification of the Employee Stock Option Plan as an incentive stock option plan under Section 422 of the Code and in order that the awards of options to certain executive officers pursuant to the Employee Stock Option Plan will continue to be exempt from the operation of
Section 16(b). Generally, Section 16(b) provides for forfeiture of any profit realized by certain executive officers from any combination of purchase and sale of Common Stock within a six-month period. Continued exemption from the application of Section 16(b) is currently conditioned upon obtaining the approval of the amendments to the Employee Stock Option Plan by the stockholders of the Company, in addition to certain other conditions which the Company intends to continue to satisfy.

        Under the Employee Stock Option Plan, awards of options to purchase shares of Common Stock may be made to certain officers and other key employees of the Company or its subsidiaries. The options provided for under the Employee Stock Option Plan may be either incentive options ("Incentive Stock Options") intended to qualify for favorable tax treatment under Section 422 of the Code or nonqualified options ("Nonqualified Stock Options"), which do not qualify for such treatment.

        The Employee Stock Option Plan is administered by the Compensation Committee of the Board of Directors. Subject to the terms of the Company's incentive plans, the Compensation Committee has sole authority to determine and designate persons to whom awards are to be made under the Employee Stock Option Plan and the nature and terms of such awards.

        Incentive Stock Options granted under the Employee Stock Option Plan may not be exercised more than nine years after the date of grant (or five years in the case of an option granted to an individual who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the optionee's employer corporation and its parent or subsidiary corporation (a "10% Owner")). Nonqualified Stock Options granted under the Employee Stock Option Plan may not be exercised more than eleven years after
the date of grant.   The aggregate fair market value (determined on the date of grant) of the Common Stock subject to Incentive Stock Options which are exercisable for the first time by an optionee in any calendar year may not exceed $100,000. Options (whether Nonqualified or Incentive Stock Options) may not be exercised during the first year after they are granted. Thereafter, options shall be exercisable for 20% of the number of shares of Common Stock subject thereto each succeeding one-year period, except that any option not so exercised may be exercised during any succeeding year of the option term. The Employee Stock Option Plan provides that the option price shall not be less than 100% of the fair market value of the Common Stock on the date such option is granted or 110% of such fair market value in the case of an Incentive Stock Option granted to a 10% Owner. The purchase price must be paid in full by the optionee at the time of exercise in either cash or Common Stock.

        No cash consideration will be received by the Company for granting options under the Employee Stock Option Plan. Options will be granted in consideration of the services rendered or to be rendered to the Company by the employees receiving the options.

FEDERAL INCOME TAX CONSEQUENCES

        With respect to Nonqualified Stock Options, in general, for federal income tax purposes under present law:

        (i) The grant of a Nonqualified Stock Option, by itself, will not result in income to the optionee.

        (ii) Except as provided in (v) below, the exercise of a Nonqualified Stock Option (in whole or in part, according to its terms) will result in ordinary income to the optionee at that time in an amount equal to the excess (if any) of the fair market value of the stock on the date of exercise over the option price.

        (iii) The tax basis of the Common Stock acquired upon exercise of a Nonqualified Stock Option, which will be used to determine the amount of any capital gain or loss on a future taxable disposition of such stock, will be the fair market value of the shares on the date of exercise (but not less than the option price) and the holding period will begin on the date of exercise.

        (iv) No deduction will be allowable to the Company upon the grant of a Nonqualified Stock Option, but upon the exercise of a Nonqualified Stock Option a deduction will be allowable to the Company at that time in an amount equal to the amount of ordinary income realized by the optionee exercising such option if the Company deducts and withholds appropriate federal withholding tax.

        (v) With respect to the exercise of a Nonqualified Stock Option and the payment of the option price by the delivery of Common Stock, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the shares received will be the same as the tax basis of the shares surrendered, and the holding period of the optionee in the shares received will include the optionee's holding period in the shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time in the amount of the fair market value of such excess shares, the tax basis of such excess shares will be equal to the fair market value of such shares at the time of exercise and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee.

        With respect to Incentive Stock Options, in general, for federal income tax purposes under present law:

        (i) Neither the grant nor the exercise of an Incentive Stock Option, by itself, will result in income to the optionee; however, the excess of the fair market value of the stock at the time of exercise over the option price is (unless there is a disposition of the shares acquired upon exercise of an Incentive Stock Option in the taxable year of exercise) includable in alternative minimum taxable income which may, under certain circumstances, result in an alternative minimum tax liability to the optionee under Section 55 of the Code.

        (ii) If the shares acquired upon exercise of an Incentive Stock Option are disposed of in a taxable transaction after the later of two years from the date on which the option is granted or one year after the date on which such shares are transferred to the optionee, long-term capital gain or loss will be realized by the optionee in an amount equal to the difference between the option price and the amount realized by the optionee.

        (iii) If the shares acquired upon the exercise of an Incentive Stock Option are disposed of within the two-year period after the date of grant or the one-year period after the transfer of the shares to the optionee:

                (a) Ordinary income will be realized by the optionee at the time of such disposition in an amount equal to the excess, if any, of the fair market value of the shares at the time of such exercise over the option price, but generally not in an amount exceeding the excess, if any, of the amount realized by the optionee over the option price.

                (b) Short-term or long-term capital gain will be realized by the optionee at the time of any such taxable disposition in an amount equal to the excess, if any, of the amount realized over the greater of (1) the fair market value of the shares at the time of such exercise or (2) the option price.

                (c) Short-term or long-term capital loss will be realized by the optionee at the time of any such taxable disposition in an amount equal to the excess, if any, of the option price over the amount realized.

        (iv) No deduction will be allowed to the Company with respect to Incentive Stock Options granted or shares transferred upon exercise thereof, except that if a disposition is made by the optionee within the two-year period or the one-year period referred to above, the Company will be entitled to a deduction in the taxable year in which the disposition occurred in an amount equal to the amount of ordinary income realized by the optionee on such disposition.

        (v) With respect to the exercise of an Incentive Stock Option and the payment of the option price by the delivery of Common Stock, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the shares received will be the same as the tax basis of the shares surrendered and the holding period (except for purposes of the one-year period referred to above) of the optionee in shares received will include the optionee's holding period in the shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, no taxable income will be realized by the optionee at that time, such excess shares will be considered incentive stock option stock with a zero basis and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee. If the shares surrendered were acquired as the result of the exercise of an Incentive Stock Option and the surrender takes place within two years from the date the option relating to the surrendered shares was granted or within one year from the date of such exercise, the surrender will result in the realization of ordinary income by the optionee at that time in an amount equal to the excess, if any, of the fair market value of the shares surrendered over the option price of such shares. If any of the shares received are disposed of within one year after the shares are transferred to the optionee, the optionee will be treated as first disposing of the shares with a zero basis.

VOTE REQUIRED FOR APPROVAL

        The proposal to approve the amendment to the Employee Stock Option Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE EMPLOYEE STOCK OPTION PLAN.

               SELECTION OF INDEPENDENT AUDITORS OF THE COMPANY

        The Board of Directors of the Company has not selected the independent auditors of the Company and its subsidiaries for the year ending January 31, 1996. The Audit Committee of the Board of Directors of the Company has determined that the Company will seek bids from various accounting firms for such purpose not less often than every five years. Each time such bids are sought, the Board of Directors will select the auditors after all bids have been received and the firms have been evaluated. The Company has not yet determined whether it will be practicable, in view of the time remaining before the end of the current fiscal year, to institute this bidding process for the year ending January 31, 1996.

        Representatives of Deloitte & Touche, the Company's independent auditors for the year ended January 31, 1995, are expected to be present at the meeting and will have the opportunity to make a statement about the Company's financial condition, if they desire to do so, and to respond to appropriate questions.

                            STOCKHOLDER PROPOSALS

        Any stockholder who intends to present a proposal at the 1996 annual meeting of stockholders for inclusion in the Proxy Statement and form of proxy relating to that meeting is advised that the proposal must be received by the Company at its principal executive offices no later than February 15, 1996. The Company will not be required to include in its proxy statement or form of proxy a stockholder's proposal which is received after that date or which otherwise fails to meet requirements for stockholder proposals established by regulations of the Securities and Exchange Commission.

                                OTHER MATTERS


        The solicitation of proxies is being made by and on behalf of the Board of Directors. The cost of the solicitation will be borne by the Company, including the reasonable expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally. Proxies may be solicited by directors, officers and employees of the Company without additional compensation.

        The persons named in the enclosed proxy, or their substitutes, will vote the shares represented by such proxy at the meeting. The form of proxy permits specification of a vote for persons nominated for election as directors and the withholding of authority to vote for one or more specified nominees. The form of proxy also permits specification of a vote for or against, or abstention with respect to, the proposal to approve the option plan for non-employee directors and the proposal to approve the amendment to the employee stock option plan. If the enclosed proxy is executed and returned, the shares represented thereby will be voted in accordance with any specifications made by the stockholder. In the absence of any such specification, they will be voted to elect the two nominees for election as directors as set forth under "Election of Directors" above, FOR the proposal to approve the option plan for non-employee directors and FOR the proposal to approve the amendment to the employee stock option plan.

        A stockholder may revoke his proxy at any time before it is voted at the meeting by giving written notice of revocation to the Secretary, by executing and returning a later dated proxy or by attending the meeting and voting in person. The mere presence of a stockholder at the meeting will not operate to revoke his proxy.

        If any other matters shall come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board of Directors does not know of any other matters which will be presented for action at the meeting.

                                By Order of the Board of Directors.

                                FRANK G. SKEDEL
                                Executive Vice President and Secretary

August 29, 1995

STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR-ENDED JANUARY 31, 1995, AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE BY SENDING A REQUEST TO: CORPORATE SECRETARY, LDI CORPORATION, 4770 HINCKLEY INDUSTRIAL PARKWAY, CLEVELAND, OHIO 44109.

                                                                       EXHIBIT A

                               LDI CORPORATION

                         1995 NON-EMPLOYEE DIRECTORS'
                              STOCK OPTION PLAN

        1. PURPOSE OF THE PLAN. This 1995 Non-Employee Directors' Stock Option Plan of LDI Corporation adopted on this 27th day of March, 1995, is intended to encourage directors of the Company who are not officers or key employees of the Company or any of its Subsidiaries to acquire or increase their ownership of common stock of the Company. The opportunity so provided is intended to foster in participants an incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company in the future.

        2. DEFINITIONS. When used herein, the following terms shall have the meaning set forth below:

                2.1 "Board" means the Board of Directors of LDI Corporation.

                2.2 "Code" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof.

                2.3 "Company" means LDI Corporation.

                2.4 "Directors" means directors who serve on the Board and who are not officers or key employees of the Company or any of its Subsidiaries.

                2.5 "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of ERISA shall refer to the corresponding provisions of ERISA as it may hereafter be amended or replaced.

                2.6 "Exchange Act" means the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may be amended or replaced.

                2.7 "Fair Market Value" means with respect to the Shares, (i) the closing price of the Shares on the principal stock exchange on which Shares are then traded or admitted to trading, on the last business day prior to the date on which the value is to be determined,
        (ii) if no sales take place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange, or (iii) if the Shares are not then listed or admitted to trading on any such exchange, the average of the last reported closing bid and asked prices on such day on the over-the-counter market. For purposes of this Section 2.7. the National Association of Securities Dealers National Market System shall be deemed a principal stock exchange.

                2.8 "Option" means the right to purchase the number of Shares specified by the Plan at a price and for a term fixed by the Plan, and subject to such other limitations and restrictions as the Plan and the Board impose.

                2.9 "Option Agreement" means a written agreement in such form as may be, from time to time, hereafter approved by the Board, which shall be duly executed by the Company and the Director and which shall set forth the terms and conditions of an Option under the Plan.

                2.10 "Plan" means the 1995 Non-Employee Directors' Stock Option Plan of LDI Corporation.

                2.11 "Regulation T" means Part 220, chapter II, title 12 of the Code of Federal Regulations, issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, as amended from time to time.

                2.12 "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations of the Securities and Exchange Commission as in effect at the time of reference, or any successor rules or regulations which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of Rule 16b-3 shall refer to the corresponding provisions of Rule 16b-3 as it may hereafter be amended or replaced.

                2.13 "Shares" means shares of the Company's $.01 par value common stock or, if by reason of the adjustment provisions contained herein any rights under an Option under the Plan pertain to any other security, such other security.

                2.14 "Subsidiary" or "Subsidiaries" means any corporation or corporations other than the Company in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                2.15 "Successor" means the legal representative of the estate of a deceased Director or the person or persons who shall acquire the right to exercise or receive an Option by bequest or inheritance or by reason of the death of the Director.

                2.16 "Term" means the period during which a particular Option may be exercised.

        3. STOCK SUBJECT TO THE PLAN. There will be reserved for use, upon the exercise of Options to be granted from time to time under the Plan, an aggregate of 150,000 Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Options.

        4. ADMINISTRATION OF THE PLAN. Subject to the provisions of the Plan, the Board shall have full authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Options hereunder.

        5. GRANT OF OPTIONS.

                5.1     EXISTING DIRECTORS.   Each Director who is a Director
        on the date the Plan becomes effective (other than Robert S. Kendall, Michael R. Kennedy and Thomas A. Cutter) shall be granted an Option on such date to purchase 10,000 Shares without further action by the Board. On each third anniversary of the date the Plan becomes effective, each such Director who is still a Director on such anniversary date shall be granted an additional Option to purchase 10,000 Shares without further action by the Board.

                5.2 FUTURE DIRECTORS. Each Director who joins the Board after the date the Plan becomes effective shall be granted an Option on the first day of his initial term on the Board (the "Initial Grant Date") to purchase 10,000 Shares without further action by the Board. On each third anniversary of the Initial Grant Date, if the Director is still a Director on such anniversary date, such Director shall be granted an additional Option to acquire 10,000 Shares without further action by the Board.

                5.3 LIMITATIONS. If the number of Shares available to grant under the Plan on a scheduled date of grant is insufficient to make all automatic grants required to be made pursuant to the Plan on such date, then each eligible Director shall receive an Option to purchase a pro rata number of the remaining Shares available under the Plan; provided further, however, that if such proration results in fractional Shares, then such Option shall be rounded down to the nearest number of whole Shares.

        6.  BASIC STOCK OPTION PROVISIONS.

                6.1 OPTION PRICE. The option price per Share of any Option granted under the Plan shall be the Fair Market Value of a Share on the date the Option is granted.

                6.2 TERMS OF OPTIONS. Options granted hereunder shall be exercisable for a Term beginning six (6) months from the date of grant and ending ten (10) years from the date of grant, but shall be subject to earlier termination as hereinafter provided. Except as otherwise provided in the Plan, prior to its expiration or termination, an Option granted hereunder may be exercised as to any part or all of the Shares subject to the Option at any time during the Term.

                6.3 TERMINATION OF DIRECTORSHIP. In the event a Director ceases to be a member of the Board (other than by reason of death or disability), then an Option may be exercised by the Director (to the extent that the Director was entitled to do so at the termination of his or her directorship) at any time within three (3) months after he or she ceases to be a member of the Board, but not beyond the Term of the Option, or prior to the approval of the Plan by the Company's stockholders.

                6.4 DEATH OR DISABILITY OF DIRECTOR. If a Director dies or becomes disabled while he or she is a member of the Board, or within three (3) months after he or she ceases to be a member of the Board, an Option may be exercised (to the extent the Director shall have been entitled to do so at the time of his or her death or disability) by the Director's Successor in the event of death, or by the Director or his or her personal representative, as the case may be, in the event of disability, at any time within one (1) year after he or she ceases to be a member of the Board on account of such death or disability, but not beyond the Term of the Option or prior to the approval of the Plan by the Company's stockholders.

        7.  EXERCISE OF RIGHTS UNDER OPTIONS.

                7.1 NOTICE OF EXERCISE. A Director entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Board may require. The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment shall be made (i) in cash,
        (ii) by delivery of certificates of Shares held for more than six (6) months, duly endorsed in blank, equal in value to the purchase price of the Shares to be purchased based on their Fair Market Value at the time of exercise or (iii) a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Company's Secretary, or such other person as the Board may designate. No fractional Shares shall be issued.

                7.2 CASHLESS EXERCISE PROCEDURES. The Company, in its sole discretion, may establish procedures whereby a Director, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the option price to the Company. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Director wishing to utilize the cashless exercise program.

        8. OTHER OPTION TERMS AND CONDITIONS. Each Option or each Option Agreement evidencing the grant of an Option shall contain such other terms and conditions not inconsistent herewith as shall be approved by the Board.

        9. RIGHTS OF OPTION HOLDER. The holder of an Option shall not have any of the rights of a stockholder with respect to the Shares subject to purchase or receipt under his or her Option, except to the extent that one or more certificates for such Shares shall be issuable to the holder upon the due exercise of the Option and the payment in full of the purchase price therefor.

        10. NONTRANSFERABILITY OF OPTIONS. An Option shall not be transferable, other than: (a) by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the holder of the Option, only by the holder, or in the event of death, the holder's Successor, or in the event of disability, the holder's personal representative, or (b) pursuant to a qualified domestic relation order, as defined in the Code or ERISA or the rules thereunder, in which case the Option shall be exercisable in accordance with such order.

        11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or similar transactions or events, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Options theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Board (which adjustment may, but need not, include payment to the holder of an Option, in cash or in shares, in an amount equal to the difference between the price at which such Option may be exercised and the then current Fair Market Value of the Shares subject to such Option as equitably determined by the Board). The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Board, in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option.

        12. FORMS OF OPTIONS. An Option shall be granted hereunder on the date or dates specified in the Plan. Whenever the Plan provides for the receipt of an Option by a Director, the Company's Secretary or such other person as the Board shall appoint, shall forthwith send notice thereof to the Director, in such form as the Board shall approve, stating the number of Shares subject to the Option, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Option Agreement, in such form as may from time to time hereafter be approved by the Board, which shall have been duly executed by or on behalf of the Company. Execution by the Director to whom such Option is granted of said Option Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise of any Option.

        13.  TAXES.

                13.1 RIGHT TO WITHHOLD REQUIRED TAXES. The Company shall have the right to require a person entitled to receive Shares pursuant to the exercise of an Option under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold, if any, with respect to such Shares before the certificate for such Shares is delivered pursuant to the Option. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable in cash or in shares or from any other amounts payable any time thereafter to the Director.

                13.2 DIRECTOR ELECTION TO WITHHOLD SHARES. A Director may satisfy the withholding tax liability, if any, with respect to the exercise of an Option, by having the Company withhold Shares otherwise issuable upon exercise of the Option if such Director makes an election to do so which satisfies the requirements of Rule 16b-3.

        14. TERMINATION OF THE PLAN. The Plan shall terminate ten (10) years from the date the Plan becomes effective, and an Option shall not be granted under the Plan after that date although the terms of any Option may be amended at any date prior to the end of its Term in accordance with the Plan. Any Option outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Option and the Plan.

        15. AMENDMENT OF THE PLAN. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall be made if stockholder approval under Rule 16b-3 would be required. Notwithstanding the foregoing, the Plan may not be amended more than once every six (6) months to change the Plan provisions listed in section (c)(2)(ii)(A) of Rule 16b-3, other than to comport with changes in the Code, ERISA or Rule 16b-3. Notwithstanding the discretionary authority granted to the Board in Section 4 of the Plan, no amendment of the Plan or any Option granted under the Plan shall impair any of the rights of any holder, without the holder's consent, under any then outstanding Option theretofore granted under the Plan.

        16. DELIVERY OF SHARES ON EXERCISE. Delivery of certificates for Shares pursuant to an Option exercise may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Board may, in its sole discretion, require a Director to furnish the Company with appropriate representations and a written investment letter prior to the exercise of an Option or the delivery of any Shares pursuant thereto.

        17. FEES AND COSTS. The Company shall pay all original issue taxes on the exercise of any Option granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

        18. EFFECTIVENESS OF THE PLAN. The Plan shall be approved by the Board. The Plan shall thereafter be submitted to the Company's stockholders for approval and unless the Plan is approved by the affirmative votes of the holders of shares having a majority of the voting power of all shares represented at a meeting duly held in accordance with Delaware law within twelve (12) months after being approved by the Board, the Plan and all Options made under it shall be void and of no force and effect. The Plan shall become effective on the date specified by the Board.

        19. OTHER PROVISIONS. As used in the Plan, and in Option Agreements and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Option Agreements and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

        20. DELAWARE LAW TO GOVERN. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

                                                                       EXHIBIT B


                               LDI CORPORATION

                             AMENDED AND RESTATED
                          EMPLOYEE STOCK OPTION PLAN

1. INCENTIVE PURPOSE. The purpose of the LDI Corporation Employee Stock Option Plan (the "Plan") is to encourage and enable certain officers and other key management employees of LDI Corporation, a Delaware Corporation (the "Company"), and its subsidiaries to acquire a larger stock ownership and personal financial interest in the Company and thereby provide additional incentive for the promotion of the welfare of the Company and for the continued service of the participants with the Company.

2. AMOUNT OF STOCK. Upon the approval of the Plan by the shareholders, there shall be reserved, allotted and set aside for issuance under the Plan 1,500,000 of the presently authorized but unissued Common Shares, $.01 par value, of the Company (the "Common Shares"), subject to Paragraph 13.

3. ADMINISTRATION. The Board of Directors or a duly appointed committee thereof (the "Board") will designate employees to whom incentive or nonqualified stock options are to be granted and will specify the number of shares subject to each such option. The Board shall be authorized to administer the Plan in accordance with its terms and may adopt and amend such rules and regulations as the Board may desire concerning the conduct of its affairs. The interpretation and construction by the Board of any provision of the Plan or of any stock option granted under it shall be final. No member of the Board shall be liable for any action or determination made in good faith.

4. PARTICIPATION. Subject to the limitations herein set forth, the Board may grant incentive or nonqualified stock options from time to time during the period ending April 30, 1997 to such officers or other key management employees of the Company or any subsidiary thereof as in the opinion of the Board will best further the interests of the Company and achieve the purposes of the Plan. No option shall be granted to any individual who, at the time the option is granted, shall not be an employee of the Company or subsidiary thereof.

5. THE OPTION PRICE. Except as provided in Paragraph 7, the option price per Share of Common Stock to be paid upon the exercise of any stock option shall be not less than the fair market value per share at the time the option is granted, as determined by the Board. Such fair market value shall be the closing sale price per share (or in the event there are no sales, then the average of the closing bid and asked prices per share), on NASDAQ on the last trading day preceding the date on which the option is granted.


6. LENGTH OF OPTION. Each incentive stock option shall by its terms provide that it is not exercisable after nine (9) years from the date it is granted; provided, however, if an employee, at the time an incentive stock option is granted to him owns more than ten percent (10%) of the total combined voting power of all classes of stock of the employer corporation and its parent or subsidiary corporation (taking into account the attribution of stock ownership rules set forth in
        Section 425 (d) of
        the Internal Revenue Code) such option shall be its terms provide that it is not exercisable after five (5) years from the date it is granted. Each nonqualified stock option shall by its terms provide that it is not exercisable after eleven (11) years from the date it is granted. Each option shall also provide that it may not be exercised prior to one year from the date it is granted. Thereafter, not more than twenty percent (20%) of the number of Share of Common Stock subject thereto may be purchased during any succeeding one-year period; provided, however, that any unexercised option may be exercised any succeeding year of the term of the option. The Board may, on a case-by-case basis, at any time on or after the date of the grant of any option and during the term thereof, accelerate the schedule of the time or times when an option granted under this Plan may be exercised. Except as provided in Paragraphs 8, 9 and 10 hereof, no option may be exercised unless the optionee is, at the time of such exercise, in the employ of the Company or of a subsidiary thereof and shall have been continuously so employed since the granting of his option. Absence or leave approved by the Board in accordance with applicable provisions of the Internal Revenue Code and Regulations shall not be considered an interruption of employment for any purpose of the Plan.

7. LIMITATION ON GRANTING OF OPTIONS. The aggregate fair market value (determined at the time the option is granted) of the stock, with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year (under all option plans of his employer corporation and its parent and subsidiary corporations), shall not exceed $100,000. If an employee, at the time an incentive stock option is granted to him, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the employer corporation or its parent or subsidiary corporations (taking into account the attribution of stock ownership rules set forth in Section 425(d) of the Internal Revenue
        Code), the option price per Common Share to be paid upon the exercise of such option shall not be less than one hundred and ten percent
        (110%) of the fair market value per Common Share at the time    the
        option is granted, as determined in accordance with Paragraph 5.


8. TERMINATION OF EMPLOYMENT. If an optionee shall cease to be employed by the Company or a subsidiary thereof on account of normal retirement, early retirement, or disability retirement, either physical or mental, or on account of physical or mental disability, he may exercise his option to the extent that he was entitled to exercise it at the date of such cessation or for such greater number of shares subject to the option as to which the Board may authorize an acceleration of time of exercise under the option. If such cessation of employment is for any reason other than death or permanent and total disability (within the meaning of Section 105(d) (4) of the Internal Revenue Code), said optionee may exercise his option to the same extent, but only within the three months next succeeding such cessation of employment; provided, however, that in the event of an uninterrupted transfer of employment to or between the Company and/or any parent or subsidiary corporation of the Company, such option shall continue in effect until the employee ceases to be employed by all such affiliated corporations. Neither the Plan, nor the granting of any option thereunder, will confer upon any optionee any right with respect to continuance of employment by the Company, or any subsidiary thereof, nor will it interfere in any way with his right, or the employer's right, to terminate his employment at any time.

9. DEATH OF OPTIONEE. In the event of the death of an optionee while in the employ of the Company or a subsidiary thereof, the options theretofore granted to him shall be exercisable only within one year next succeeding such death, or within the balance of the period of the option if less than one year, and then only by the administrator or executor of his estate and to the extent that the deceased optionee was entitled to exercise it at the date of his death.

10. DISABILITY OF OPTIONEE. In the event of the permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code) of the optionee while in the employ of the Company or a subsidiary thereof, the options theretofore granted to him shall be exercisable only within one year next succeeding his cessation of employment.

11. NONASSIGNABILITY. Each option shall by its terms provide that it is not transferable by the optionee otherwise than by will or the laws of descent and distribution and that it is exercisable during his lifetime, only by the optionee, and after his death, only by his administrator or executor, as above provided.

12. METHOD OF EXERCISE. Exercise of options shall be by the execution by the person entitled at the time to exercise the options of a written notice of such exercise and delivery thereof to the Company at its principal office in Cleveland, Ohio, which notice shall specify the number of shares being purchased. In the case of shares of Common Stock purchased under options (unless such shares of Common Stock have in either case been registered under the Securities Act of 1933 (the "1933 Act")), the written notice shall contain a representation in form approved by the Company that such shares are being acquired not with a view to resale or distribution and will not be sold or otherwise transferred except upon compliance with the 1933 Act and the Rules and Regulations issued thereunder. In the case of the exercise of an option, such notice shall be accompanied by payment in full of the purchase price of such shares. The payment may be made in cash or in shares of Common Stock valued at the closing sales price per share (or in the event there are no sales, then the average of the closing bid and asked prices per share), on the NASDAQ on the last trading day preceding the date on which the option is exercised. Upon receipt of such notice and payment, the Company will promptly issue and deliver its certificate for the number of shares of Common Stock being purchased under options. No person, estate or other entity shall have any of the rights of a shareholder with reference to shares of Common Stock subject to an option until a certificate or certificates for the shares have been delivered. An option granted under this Plan may be exercised for any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an option shall not affect the right to exercise the option from time to time in accordance with this Plan for the remaining shares subject to the option.

13. ADJUSTMENTS. In the event of any change in the number or kind of outstanding shares of the Company by reason of recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or any other change in the corporate structure or shares of stock of the Company, the Board in its discretion shall make an appropriate adjustment in the number and kind of shares for which options may thereafter be granted both in the aggregate and as to each optionee, as well as in the number and kind of shares subject to options theretofore granted and the option price payable upon exercise of such options.

14. REALLOCATION OF UNUSED SHARES. Shares which are not purchased under options which terminate or lapse may be used for the further grant of options under the Plan.

15. EXPIRATION AND TERMINATION OF THE PLAN. Options may be granted under the Plan at any time up to and including April 30, 1997, on which date the Plan will expire, except as to options then outstanding under the Plan, which options shall remain in effect until they have been exercised or have expired.

16. AMENDMENT AND REVOCATION. The Board shall have the right to alter, amend or revoke the Plan or any part thereof at any time and from time to time; provided, however, that without approval of the shareholders, the Board may not make any alteration or amendment to the Plan which would change the maximum number of shares which may be issued under the Plan, change the description or designation of the class of employees eligible to receive options under the Plan, extend the term of the Plan or of options granted thereunder, or make any alteration or amendment to the Plan as to which approval by shareholders is necessary for Rule 16b-3 of the Securities and Exchange Commission; and provided, further, that, without the consent of the optionees, no change may be made in any option theretofore granted which will impair the rights of such optionees.

17.     COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES.

        a. No option shall be exercisable and no shares of Common Stock will be delivered under this Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with the rules of all stock exchanges on which the Company's Common Stock may be listed. Any share certificate issued to evidence shares of Common Stock may bear legends and statements the Board shall deem advisable to assure compliance with federal and state laws and regulations. No option shall be exercisable, and no shares will be delivered under this Plan, until the Company has obtained consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Board may deem advisable.

        b. In the case of the exercise of an option by a person or estate acquiring the right to exercise the option by bequest or inheritance, the Board may require reasonable evidence as to the ownership of the option and may require such consents and releases of taxing authorities that it may deem advisable.

                                     LDI CORPORATION

                   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          FOR THE ANNUAL MEETING OF STOCKHOLDERS

              The undersigned hereby appoints Floyd S. Robinson and Frank G. Skedel, and each of them, with full power of substitution, as proxies for the undersigned to attend the Annual Meeting of Stockholders of LDI Corporation, to be held at the Hilton Cleveland South, 6200 Quarry Lane, Independence, Ohio at 10:00 a.m., Eastern daylight time, on October 6, 1995, and thereat, and at any adjournments thereof, to vote and act with respect to all common stock of the Company which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

          1. / / WITH or / / WITHOUT authority to vote for the election of the nominees listed below.

                        Scott S. Cowen             Thomas A. Cutter

             (INSTRUCTION: To withhold authority to vote for an individual nominee write the nominee's name on the line provided below.)

          ----------------------------------------------------------------------

          2. Proposal to approve the Company's stock option plan for non-employee directors.

            / / FOR      / / AGAINST      / / ABSTAIN

          3. Proposal to approve the amendment to the Company's employee stock option plan.

            / / FOR      / / AGAINST      / / ABSTAIN

          4. In their discretion, to vote upon such other business as may properly come before the meeting.

              THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE STOCKHOLDER. IF NO SPECIFICATIONS ARE MADE, THE PROXY WILL BE VOTED TO ELECT THE NOMINEES NAMED IN ITEM 1 ABOVE AND FOR THE APPROVALS DESCRIBED IN ITEMS 2 AND 3 ABOVE.

              Receipt of Notice of Annual Meeting of Stockholders and the related Proxy Statement dated August 29, 1995, is hereby acknowledged.
                                                    Date:                 , 1995

                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------
                                                      Signature of Stockholder

                                                    Please sign as your name or
                                                    names appear hereon. If
                                                    shares are held jointly, all
                                                    holders must sign. When
                                                    signing as attorney,
                                                    executor, administrator,
                                                    trustee or guardian please
                                                    give your full title. If a
                                                    corporation, please sign in
                                                    full corporate name by
                                                    president or other
                                                    authorized officer. If a
                                                    partnership, please sign in
                                                    partnership name by
                                                    authorized person.